GLOBAL CLEAN ENERGY HOLDINGS ACQUIRES OPERATING JATROPHA FARM IN BELIZE

30 October 2008

LOS ANGELES -- (BUSINESS WIRE) - Global Clean Energy Holdings, Inc. (OTCBB: GCEH), a Los Angeles based biofuel feedstock development and operations company, announced today the acquisition of Technology Alternatives Ltd. (“TAL”), a Belizean based Jatropha producer, for stock and the assumption of existing debt.. TAL owns and operates a 400 acre actively producing Jatropha farm in subtropical Belize, Central America. TAL has been performing plant science research for a number of years and provides technical advisory services for propagation of Jatropha which includes plant and soil science and farming techniques throughout Latin America.

TAL began their first Jatropha farm for the purpose of producing high quality seed stock for propagation of Jatropha farms from a highly developed variety of Jatropha indigenous to Latin America. The company includes agricultural and biofuels expertise with many years of technical hands on experience in the conversion of various vegetable oils into high grade biodiesel. An advantage of the acquisition is TAL’s close proximity to Mexico to support Global’s Jatropha Energy Farms

“This indeed is a strategic acquisition for Global Clean Energy. TAL provides additional resources to our technical and plant sciences capacity and will generate revenue for GCEH in 2008.” says Global’s President and CEO, Richard Palmer. “TAL has accumulated a wealth of knowledge and experience in growing, harvesting and selling Jatropha throughout Central America. The oil seed producing farm and the hands-on technical experience are key components to our long term strategy of developing and operating multiple Jatropha Energy Farms throughout the region.”

The founder and President of Technology Alternative Ltd., Neal Walmsley, added, “What an exciting opportunity this is for the shareholders and management of TAL to join the team at Global. Our complimentary skills and experience will allow us to collectively expand our Jatropha operations in Belize and Latin America. We will provide technical support to Global’s Jatropha farms in Mexico and generate current period revenue through an expansion of our independent advisory services.

ABOUT TECHNOLOGY ALTERNATIVES, LTD

Technology Alternatives Limited (TAL) was formed by Neal Walmsley a former D1 Oils executive responsible for technical research and development, and three other investors. Its mission is to provide a base for ongoing research in the establishment of non-food based seed oil, agronomy, agriculture supporting the bio-fuel markets.

About Global Clean Energy Holdings, Inc.

Global Clean Energy Holdings, Inc. is an emerging renewable energy company focused on the production of non-food based feedstocks used for the production of biofuels. Global currently operates two Jatropha farms in Mexico. More information regarding Global Clean Energy Holdings, Inc. can be found at www.gceholdings.com.

Caution Regarding Forward-Looking Statements

Any statements in this press release about Global Clean Energy Holdings expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). These statements are often, but not always, made through the use of words or phrases such as "believe," “feel,” "will," "expect," "anticipate," "estimate," "intend," "plan," "forecast," "could," and "would.” Examples of such forward looking statements include statements regarding the timing, , scope, and anticipated results of its efforts to purchase additional land, plant, harvest, and commercialize feedstock oil from Jatropha curcas, acquire other businesses, sell its legacy biopharmaceutical assets, and consummate forward sales contracts. For additional information about risks and uncertainties Global Clean Energy Holdings faces, see the documents that Global Clean Energy Holdings has filed with the SEC. Global Clean Energy Holdings claims the protection of the safe harbor for forward-looking statements under the Act, and assumes no obligation and expressly